CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated July 27, 2012 on Dreyfus Emerging Markets Fund for the fiscal year ended May 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A No. 33-58248 and 811-7502) of Dreyfus International Funds, Inc.

ERNST & YOUNG LLP

New York, New York
September 24, 2012